                                                             EXHIBIT 3.2

                          CERTIFICATE OF AMENDMENT
                                       To

                         CERTIFICATE OF INCORPORATION
                                       Of

                        BRUKER BIOSCIENCES CORPORATION

      Bruker BioSciences Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify that:

      The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware:

RESOLVED: That the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and substituting therefor:

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 205,000,000 shares, which shares shall be divided into two classes consisting of: (i) 200,000,000 shares of Common Stock (with $.01 par value per share) ("Common Stock") and (ii) 5,000,000 shares of Preferred Stock (with
              $.01 par value per share) ("Blank Check Preferred Stock").

      IN WITNESS WHEREOF, the undersigned, being the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of said Corporation pursuant to Section 242 of the Delaware Corporation Law, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his/her hand this 29th day of June, 2006.

                                          BRUKER BIOSCIENCES CORPORATION

                                          By: /s/Richard M. Stein
                                              -------------------------------
                                              Richard M. Stein
                                              Secretary